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                                                                     Exhibit 3.3


                            FIRST AMENDMENT TO BYLAWS
                                       OF
                            SAF-T-HAMMER CORPORATION,
                              A NEVADA CORPORATION


         The first sentence of Article I, Section 1 of the Bylaws is hereby amended and restated in its entirety as follows:

                  "The principal office for the transaction of the business of the corporation is fixed and located at 14500 North Northsight Boulevard, Suite 221, Scottsdale, Arizona 85260."

         The first sentence of Article II, Section 1 of the Bylaws is hereby amended and restated in its entirety as follows:

                  "The annual meeting of shareholders may be held on the last Thursday of September of each year at 10:00 a.m. or at such other date and time which may be scheduled by the Board of Directors to the extent that such scheduling is in compliance with the laws of the state of incorporation of the Company."

         The first sentence of Article II, Section 5 of the Bylaws is hereby amended and restated in its entirety as follows:

                  "Written notices specifying the place, date and hour of the meeting and, in the case of a special meeting, the general nature of the business to be transacted, shall be given not less than ten (10) days, nor more than sixty (60) days before the date of the meeting."
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                            CERTIFICATE OF SECRETARY
                                       OF
                            SAF-T-HAMMER CORPORATION,
                              A NEVADA CORPORATION


         The undersigned, Sherry Noreen, does hereby certify that she is the Secretary of Saf-T-Hammer Corporation, a Nevada corporation (the "Company"), and that the above and foregoing is a true, complete and correct copy of the First Amendment to Bylaws of the Company, duly and regularly adopted by the Board of Directors effective as of November 2, 2001.

         IN WITNESS WHEREOF, the undersigned has signed her name to this certificate this 12th day of December, 2001.


                                    /s/ SHERRY NOREEN
                                    -----------------------------
                                    Sherry Noreen
                                    Secretary


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